Exhibit 99.1

This news release contains forward-looking statements, including those regarding our ability to successfully satisfy the conditions to complete each of the tender offer and merger, our ability to realize the benefits of this transaction, including enhancing our product and services offerings and augment customer relationships, our growth strategy, our long term growth prospects and other statements. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: our ability to consummate the tender offer and satisfy the conditions to closing the tender offer and merger; our ability to successfully address the challenges associate with integrating this acquisition; our ability to take advantage of perceived benefits of offering customers vertically integrated service; the finalization of our forth quarter and fiscal year 2006 financial statements and the audit thereof, including those portions relating to our review of our historical stock option grants; the results of the review of our past stock option grants being conducted by a Special Committee of our Board and Governmental Authorities; the accuracy of the stated dates of our historical option grants and whether all proper corporate and other procedures were followed; the impact of our contemplated restatement of certain of our historical or other actions that may be taken or required as a result of such reviews; risks and costs inherent in litigation, including that related to the Company’s stock option grants and the restatement of certain of our historical financial statements; whether our capacity realignments will adversely affect our cost structure, ability to service customers and labor relations; our ability to effectively address certain operational issues that have adversely affected certain of our US operations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of large customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JABIL TO LAUNCH TENDER OFFER FOR TAIWAN GREEN POINT ENTERPRISES

Evolving Service Offerings to Meet Changing Global Market

St. Petersburg, FL – November 22, 2006...Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, announced today that it is going to launch a tender offer to acquire 100 percent of the outstanding shares of Taiwan Green Point Enterprises Co., Ltd. (3007.TW) for NT$109 per share in cash through a wholly-owned Jabil subsidiary. The acquisition includes nine Asian plants, including seven located in China and one in both Taiwan and Malaysia.

“We are thrilled to announce this deal with Green Point Enterprises – a market leader in advanced electro-mechanical manufacturing and services for the mobile product and consumer market,” said Tim Main, President and CEO of Jabil. “Green Point has significant scale in the design and production of advanced plastics and metals for the mobile products market. When combined with Jabil’s global infrastructure, systems and electronic expertise, we will possess a market leading end-to-end capability with outstanding long-term growth prospects,” said Main.

Per the proposed agreement, approximately 30,000 Green Point employees will join Jabil, including the current management team. The Green Point name will be retained and will operate as an independent business within Jabil. Jabil and Green Point management will work together to jointly market the integrated services.

“Acquiring Green Point is a natural extension of Jabil’s business strategy to provide sector-specific supply chain solutions to our diversified base of customers,” said Main. “Our growth strategy contemplates diversification of end-markets served and providing a best in class end-to-end solution within each of those segments. Electro-mechanical integration in the consumer and mobile products market is consistent with this strategy.” Main said Jabil would continue to utilize a well-developed set of strategic component suppliers in our other segments.

M O R E

Jabil To Launch Tender Offer

Add One

November 22, 2006

The acquisition provides Jabil with new capabilities in advanced decoration and coating technologies and will augment existing and new customer relationships. Main said that Jabil must continually evolve its service offerings to the changing global market conditions.

The transaction is structured as a tender offer for all of the outstanding shares of Green Point followed by a merger. It is currently anticipated that the tender offer will be launched on Thursday, November 23, 2006 in Taiwan and remain open for 50 days. The tender offer may be extended or withdrawn for certain reasons. The closing of the tender offer is subject to customary closing conditions, including competition clearance under the laws of Taiwan and China and acquisition of a majority of the outstanding Green Point shares in the tender offer. Shareholders owning approximately 42.7% of the outstanding shares of Green Point common stock have entered into agreements under which they have agreed to tender their shares to Jabil. Assuming that the Tender is successfully closed, it is then anticipated that the two companies will merge pursuant to a merger agreement between them that provides any remaining shareholders NT$109 cash per share. Completion of the merger, which would be subject to approval by Green Point’s shareholders after the tender closes (unless more than 90% of the outstanding shares are tendered, in which case no shareholder approval is acquired), would be expected to take place in Jabil’s fiscal third quarter. The purchase price, depending upon final shares outstanding and the exchange rate at the time of the closing is anticipated to be between $875 and $900 million.

Citigroup is acting as an exclusive financial advisor to Jabil in this transaction.

Company Conference Call Information

Jabil will conduct a conference call to discuss the transaction this morning at 10:30 a.m. ET live on the Internet at http://jabil.com. This conference call will be recorded and archived for playback on the web at http://jabil.com. The news release and information will also be available in the investors section of the web site (jabil.com) by approximately 10:00 a.m., ET. To access the conference call, dial (800) 837-7537 from within the United States, or (706) 634-1268 outside the United States. Enter conference ID# 2965772.

A taped replay of the conference call will also be available November 22, 2006 at approximately 7:30 p.m. ET through midnight on November 29, 2006. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. Enter Conference ID# 2965722. An archived webcast of the conference call will be available at http://jabil.com/investors/.

Additional Information

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Prior to the time the tender offer is commenced, a subsidiary of Jabil will file a tender offer circular with the Taiwanese Financial Supervisory Commission (the “FSC”). Green Point shareholders are strongly advised to read the tender offer circular (including an offer to purchase and related tender offer documents) and the related public notice that will be filed by Green Point with the FSC, because they will contain important information. These documents will be available at no charge at 14F, No. 225, Sec. 3, Nanking E. RD., Taipei, Taiwan, R.O.C.- Yuanta Core Pacific Securities Co., Ltd. or website: http://www.yuanta.com.tw/.

About Jabil

Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 65,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.

Investor & Media Contact:

Beth Walters

Vice President, Investor Relations

Jabil Circuit, Inc.

(727) 803-3349

investor_relations@jabil.com